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                   151 Farmington Avenue    SUSAN E. BRYANT
                   Hartford, CT  06156      Counsel
                                            Law and Regulatory Affairs, RC4A
                                            (860) 273-7834
                                            Fax:  (860) 273-8340



November 26, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Filing Desk

     Re: Variable Annuity Account C of Aetna Life Insurance and Annuity Company
         Post-Effective Amendment No. 9 to the Registration Statement on Form
         N-4
         File Nos. 33-75990 and 811-2513
         -------------------------------


Gentlemen:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1996 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1995 filed on behalf of Variable Annuity Account C of Aetna Life Insurance and Annuity Company on February 29, 1996) as an exhibit to this Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 (File No. 33-75990) and to my being named under the caption "Legal Matters" therein.

Very truly yours,


/s/ SUSAN E. BRYANT
Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company